UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Compensatory Arrangements of Certain Officers

On July 29, 2015, the Compensation Committee of the Board of Directors (the "Committee") of Sucampo Pharmaceuticals, Inc. (the "Company") took the following action relating to executive compensation:

The Committee approved an increase in the severance benefits payable to our named executive officers following a change of control of the Company to include a lump sum payment equal to 1.5 times (or, in the case of our Chief Executive Officer, 2 times) the sum of (i) the executive's then current annual base salary, plus (ii) the bonus amount corresponding to the current target bonus percentage of such executive’s current annual base salary. These benefits would be payable only to executives terminated, other than for cause, within 12 months after a change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 4th day of August, 2015.

SUCAMPO PHARMACEUTICALS INC.
By:	/s/ Matthias Alder
Matthias Alder
Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary